Exhibit 8.1

List of Principal Subsidiaries and VIEs of the Registrant

Principal Subsidiaries	Place of Incorporation
Momo Technology HK Company Limited	Hong Kong

SpaceCape Inc.	Cayman Islands

Tantan Limited	Cayman Islands

QOOL Media Inc.	Cayman Islands

Tantan Hong Kong Limited	Hong Kong

QOOL Media Hong Kong Limited	Hong Kong

SpaceCape Technology Pte. Ltd.	Singapore

Tantan Technology (Beijing) Co., Ltd.	Chinese mainland

Beijing Leguanxing Information Technology Co., Ltd.	Chinese mainland

Beijing Momo Information Technology Co., Ltd.	Chinese mainland

QOOL Media Technology (Tianjin) Co., Ltd.	Chinese mainland

Beijing Wozaixiangxiang Information Technology Co., Ltd	Chinese mainland

VIEs

Beijing Momo Technology Co., Ltd.	Chinese mainland

Tantan Culture Development (Beijing) Co., Ltd.	Chinese mainland

QOOL Media (Tianjin) Co., Ltd.	Chinese mainland

Beijing Top Maker Culture Co., Ltd.	Chinese mainland

Beijing Perfect Match Technology Co., Ltd.	Chinese mainland

SpaceTime (Beijing) Technology Co., Ltd.	Chinese mainland

Tianjin Nishuodedoudui Technology Co., Ltd.	Chinese mainland

Subsidiaries of the VIEs

Tianjin Apollo Exploration Culture Co., Ltd.	Chinese mainland

Chengdu Momo Technology Co., Ltd.	Chinese mainland

Loudi Momo Technology Co., Ltd.	Chinese mainland

Tianjin Heer Technology Co., Ltd.	Chinese mainland

Hainan Yilingliuer Network Technology Co., Ltd.	Chinese mainland

Hainan Miaoka Network Technology Co., Ltd.	Chinese mainland